UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

Krispy Kreme Doughnuts, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	001-16485	56-2169715
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

370 Knollwood Street
Winston-Salem, North Carolina 27103
(Address of principal executive offices) (zip code)

(336) 725-2981
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 14, 2009, the Compensation Committee of the Board of Directors of Krispy Kreme Doughnuts, Inc. (the “Company”) approved updated forms of award agreements for use in connection with the grant of stock options and restricted stock units under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan, as amended (the “Plan”), to eligible participants, including the Company’s named executive officers and directors.

The updated form Nonqualified Stock Option Agreement contains substantially the same terms as the form Nonqualified Stock Option Agreement previously used by the Company in awarding nonqualified options under the Plan (and attached as Exhibit 10.30 to the Company’s Form 10-K for the fiscal year ended February 1, 2009), with the exception of (1) a new provision allowing the participant to satisfy his or her tax withholding requirement, in whole or in part, by having the Company withhold shares of common stock upon option exercise; (2) a new condition requiring that participants abide by the Company’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, if applicable; (3) an enhanced clawback provision providing for the forfeiture of shares acquired upon exercise of the option and clarifying how “gain” is determined if the participant has sold such shares; and (4) certain minor technical changes designed to enhance the clarity of the terms on which the option is granted and to ensure that such terms are consistent with the terms of the Plan.

The updated form Director Restricted Stock Unit Agreement contains substantially the same terms as the form Director Restricted Stock Unit Agreement previously used by the Company in awarding grants under the Plan (and attached as Exhibit 10.34 to the Company’s Form 10-K for the fiscal year ended February 1, 2009), with the exception of (1) the deletion of the provision allowing for the payment of dividend equivalents on restricted stock unit awards; (2) a new condition that participants must abide by the Company’s Equity Retention Policy and Stock Ownership Guidelines; and (3) certain minor technical changes designed to enhance the clarity of the terms on which the award is granted and to ensure that such terms are consistent with the terms of the Plan.

The Restricted Stock Unit Agreement updates the form Restricted Stock Agreement previously used by the Company in awarding restricted stock under the Plan (and attached as Exhibit 10.33 to the Company’s Form 10-K for the fiscal year ended February 1, 2009) by providing for grants of restricted stock units, as permitted under Articles 2(ee) and 8 of the Plan. Prior to vesting of the restricted stock units, the participant will not have any rights or privileges of a shareholder as to the shares of common stock subject to the restricted stock units (including the right to receive dividends or to vote the shares). Upon vesting of a restricted stock unit award, the Company will distribute to the participant the number of shares of common stock equal to the number of vested restricted stock units held by the participant. Unvested restricted stock units are automatically forfeited upon the participant’s termination of employment other than due to death, retirement or disability. In the event of termination of employment due to death, retirement or disability, or in the event of a change in control of the Company, the restricted stock units will vest in full. The form Restricted Stock Unit Agreement also contains: (1) a new condition requiring that participants abide by the Company’s Equity Retention Policy, Compensation Recovery Policy and Stock Ownership Guidelines, if applicable; (2) an enhanced clawback provision providing for the forfeiture of shares acquired upon vesting of the restricted stock unit and clarifying how “gain” is determined if the participant has sold such shares; and (3) certain minor technical changes designed to enhance the clarity of the terms on which the award is granted and to ensure that such terms are consistent with the terms of the Plan.

The foregoing does not constitute a complete summary of the terms of the forms of updated award agreements, and is qualified entirely by reference to the full text of the forms of Nonqualified Stock Option Agreement, Director Restricted Stock Unit Agreement and Restricted Stock Unit Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01. Financial Statements and Exhibits.

(d)

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Form of Nonqualified Stock Option Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009

10.2	Form of Director Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009

10.3	Form of Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Krispy Kreme Doughnuts, Inc.

	By:	/s/ Douglas R. Muir
Dated: December 17, 2009	Name:	Douglas R. Muir
	Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Nonqualified Stock Option Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009

10.2	Form of Director Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009

10.3	Form of Restricted Stock Unit Agreement under the 2000 Stock Incentive Plan, as amended, for grants on or after December 14, 2009